Power of Attorney

STATE OF MICHIGAN	)
	)  SS
COUNTY OF WAYNE	)

	KNOW ALL BY THESE PRESENT that I, Frank M. Hennessey,  do hereby constitute and appoint Patrick B. Carey, Lisa A. Muschong, Anthony G. Morrow, Bruce D. Peterson
and Sharon L. Sabat, and each of them, my true and lawful Attorneys-in-Fact with full power of substitution to execute and file on my behalf with the Securities and Exchange Commission any and all reports, including without limiting the generality of the foregoing, reports on Securities and Exchange Commission Forms
3, 4 and 5 and 144, that may be required or advisable in connection with my holdings in and transactions related to securities of DTE Energy Company.

	This Power of Attorney is in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

	IN WITNESS THEREOF, I have hereto set my hand this 10th day of May 2010.

	/s/ Frank M. Hennessey
	Frank M. Hennessey

Witnesses:

/s/ Kay C. Heil
Kay C. Heil

/s/ Elizabeth M. Querin
Elizabeth M. Querin

STATE OF MICHIGAN	)
	)  SS
COUNTY OF WAYNE	)

On this 10th day of May 2010, before me personally appeared Frank M. Hennessey, to me known to be the person described who executed the foregoing Power of Attorney.

	Subscribed and sworn to before me
	the 10th day of May 2010.

	/s/ Audrey B. MacMechan
	Audrey B. MacMechan
	Notary Public - Wayne County
	My Commission Expires:  06-19-2013